Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 17, 2025, with respect to the financial statements of the subaccounts that comprise MONY Variable Account A, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Birmingham, Alabama
April 23, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 21, 2025, with respect to the statutory financial statements of MONY Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Birmingham, Alabama
April 23, 2025

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